UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2015

GEOSPACE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 001-13601

Texas	76-0447780
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7007 Pinemont Drive, Houston, TX 77040

(Address of principal executive offices, including zip code)

(713) 986-4444

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 7, 2015, the Board of Directors (the “Board”) of Geospace Technologies Corporation (the “Company”) approved the Amended and Restated Indemnity Agreement (the “Indemnity Agreement”) for each of its directors and officers, and the Company entered into a separate agreement in this form with each of its directors and officers. The Indemnity Agreement amends and restates the Company’s prior indemnification arrangement with its directors and officers with respect to the Company’s reincorporation by way of merger from Delaware to Texas. In the Indemnity Agreement, the Company agrees to indemnify such directors and officers to the fullest extent permitted by the Texas Business Organizations code, including for litigation costs and losses with certain limitations, such as knowingly fraudulent acts. The Indemnity Agreement outlines the mechanisms by which the Company may assume the defense of indemnified claims and settlements may occur. Other than the change in the governing law and certain references to Texas statutes, the Indemnity Agreement has the same provisions as the previously existing indemnification agreements between the Company and its directors and officers.

The foregoing description is qualified in its entirety by reference to the Indemnity Agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Form of Amended and Restated Indemnity Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPACE TECHNOLOGIES CORPORATION

Date: May 26, 2015	By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Vice President, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Form of Amended and Restated Indemnity Agreement.

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